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Exhibit 10.2

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        This First Amendment to Amended and Restated Employment Agreement (this "Amendment") is effective as of May 23, 2016, by and between Mines Management, Inc., an Idaho corporation (the "Company") and Glenn M. Dobbs ("Executive"). Reference is made to that certain Amended and Restated Employment Agreement by and between the Company and Executive made as of December 28, 2011 (the "Employment Agreement"). All capitalized terms not defined herein shall have the meanings assigned to such terms in the Employment Agreement.

        WHEREAS, the Company and Executive desire to amend certain terms of the Employment Agreement as set forth below.

        NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

        1.    Amendment to Section 7.    A new Section 7(g) of the Employment Agreement shall be added and shall state the following:

  (g)
  Notwithstanding any other provision to the contrary, any amount that may become due to Executive under Section 7(e) or under Section 8 may, at the option of the Company, be paid by the Company by delivery of securities of the Company, or securities of an entity that has acquired control of the Company in a Change in Control transaction, with a market value equal to such amount, provided that such securities are freely tradable upon receipt by the Executive. For purposes of the preceding sentence the market value of such securities shall be equal to the closing price of such securities on the principal exchange on which such securities are traded on the trading day immediately prior to delivery of such shares.

        2.    Miscellaneous.

          (a)    Governing Law and Venue.    This Amendment shall be governed by and construed and enforced in accordance with the law of Washington. Venue for any action arising from or in connection with this Amendment shall be in Spokane County, Washington.

          (b)    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c)    Savings Clause.    If any provision of this Amendment or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Amendment or the Employment Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Amendment or the Employment Agreement are declared to be severable.

[Signature page follows.]

        IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to Amended and Restated Employment Agreement to be executed as of the date first above written.

MINES MANAGEMENT, INC.
By:	/s/ Nicole Altenburg
	Name:	Nicole Altenburg
	Title:	Principal Financial Officer
EXECUTIVE:
/s/ Glenn M. Dobbs Glenn M. Dobbs

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  Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT